Exhibit 99.1

Lam Research Corporation Announces Martin Anstice Resigns
as Chief Executive Officer; Tim Archer Appointed as
President and Chief Executive Officer

Company reaffirms December 2018 quarter guidance

FREMONT, Calif. - December 5, 2018 - Lam Research Corporation (Nasdaq: LRCX) today announced that the Board of Directors has accepted Martin Anstice’s resignation as chief executive officer and a member of the Board and has named Tim Archer president and chief executive officer (CEO) effective immediately. Mr. Archer has also been appointed to the Board of Directors of Lam Research. Prior to this appointment, Mr. Archer was the company’s president and chief operating officer (COO).

Mr. Anstice resigned as the company investigates allegations of misconduct in the workplace and conduct inconsistent with the company’s core values, including allegations about Mr. Anstice. The alleged conduct did not involve financial misconduct, nor did it relate to questions regarding the integrity of the company’s financial systems or controls. Upon learning of the allegations, the Board of Directors formed a committee of independent directors led by Lead Independent Director Abhi Talwalkar to conduct an investigation of the allegations, which is ongoing. The independent directors retained an external law firm to assist with the investigation. Mr. Anstice will be leaving the company without receiving any severance benefits.

Mr. Archer was appointed president and COO of Lam Research in January 2018, after serving as COO since June 2012 when Lam completed its acquisition of Novellus Systems, Inc. He joined Novellus in 1994 and held numerous positions throughout his tenure there, including serving as COO at the time of the acquisition by Lam Research.

“The board believes strongly in Lam’s vision and strategy. With Martin’s resignation, we are implementing our existing succession plan in which Tim was designated to succeed Martin. We are confident that Tim is the right leader to execute on the company’s strategic agenda and drive success in the coming years,” said Mr. Talwalkar. “Since joining us over six years ago with the acquisition of Novellus, Tim has been instrumental in leading Lam Research through a period of transformational growth, and we are confident our company and stakeholders will continue to prosper under Tim’s leadership.”

Mr. Archer commented, “I am honored to lead Lam Research at a time of great opportunity for our company. Lam has industry-leading technologies and is well-positioned to capitalize on the multiple demand drivers for the semiconductor industry. We are committed to our long-term strategy of value creation for our customers, employees, business partners, and stockholders.”

Mr. Talwalkar added, “Lam Research takes all allegations of misconduct seriously. An integral part of the culture of Lam Research is our commitment to provide a safe and positive work environment where each of our employees has the opportunity to thrive. The company has policies in place to support and enforce this commitment.”

Lam Research also reaffirms its financial guidance for the December 2018 quarter, as communicated in the press release dated October 16, 2018. An update to our financial performance and business outlook will be provided at our customary quarterly earnings call on January 23, 2019.

Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to Lam’s business, product and service strategies, the future prosperity and success of the company, and the outcomes and components of the financial guidance for the Company’s current and future quarters. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy; and the actions of our

Exhibit 99.1

customers and competitors, as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 24, 2018 and our quarterly report on Form 10-Q for the fiscal quarter ended September 23, 2018. These uncertainties and changes could materially affect the forward-looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.

About Lam Research
Lam Research Corp. is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. As a trusted, collaborative partner to the world’s leading semiconductor companies, we combine superior systems engineering capability, technology leadership, and unwavering commitment to customer success to accelerate innovation through enhanced device performance. In fact, today, nearly every advanced chip is built with Lam technology. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-B)

Investor Contact
Doug Bettinger, Executive Vice President, Chief Financial Officer
Phone number: 510-572-1615
Email: investor.relations@lamresearch.com

Media Contacts
Nazan Riahei, Abernathy MacGregor
Phone number: 213-630-6550
Email: nkr@abmac.com